Presentation of Additional Data from Phase 2 STARS Trial with OV101 for the Treatment of Angelman Syndrome 65th American Academy of Child & Adolescent Psychiatry (AACAP) Annual Meeting October 25, 2018 Exhibit 99.2

Agenda SPEAKERS AGENDA ITEM Lora Pike Investor Relations & Public Relations Welcome Jeremy Levin, DPhil, MB BChir Chairman & CEO OV101 and Angelman syndrome Alex Kolevzon, MD Professor of Psychiatry and Pediatrics, Icahn School of Medicine at Mount Sinai Phase 2 STARS data presented at AACAP Jeremy Levin, DPhil, MB BChir Chairman & CEO Next steps and closing remarks Amit Rakhit, MD, MBA Chief Medical & Portfolio Management Officer Join for Q&A

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OV101 and Angelman Syndrome Jeremy Levin, DPhil, MB BChir Chairman & CEO

“Imagine if your child, or a loved one, could not walk or speak and had motor impairment, debilitating seizures and a sleep disorder. This is life today for many people living with Angelman syndrome.”

Angelman Syndrome: Significant Unmet Need

- Condition first described in 1965[1]
- Genetic disorder with core disruptions in behavior, motor, sleep and cognitive function
- No approved therapies targeting core disruptions; treatment limited to supportive care
- No industry-sponsored trials ever conducted in Angelman syndrome prior to STARS
- Lifelong disorder that presents early in childhood
  - People tend to live a normal life span
- ~1/12,000 - ~1/20,000 prevalence in the general population
  - Affects males and females in equal numbers[2]
- Commonly diagnosed at 2–5 years of age[3]

No current AS-specific scales or assessments tools

OVID THERAPEUTICS

1. Buiting K et al. *Nat Rev Neurol.* 2016;12:584-593. 2. National Organization for Rare Disorders. https://rarediseases.org/rare-diseases/angelman-syndrome/. Accessed June 14, 2018. 3. Williams CA et al. https://www.angelman.org/wp-content/uploads/2015/11/facts_about_as_2009_3-19-10.pdf. Accessed March 2, 2018.

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STARS Clinical Trial Design and Baseline Characteristics Alex Kolevzon, MD Professor of Psychiatry and Pediatrics, Icahn School of Medicine at Mount Sinai

Reduced GABA Levels Lead to Loss of Tonic Inhibition in Angelman Syndrome Models

AS

UBE3A deficiency

GAT1 does not get ‘tagged’

Increased GAT1

Increased GABA reuptake

Decreased extrasynaptic GABA levels

Decreased tonic inhibition

Symptoms


Presynaptic Neuron
GABA production
GABA transporter (GAT1)
GABA
Angelman syndrome
synaptic
extrasynaptic
HEALTHY
ABNORMAL

Decreased tonic inhibition causes the brain to become inundated with excitatory signals resulting in a wide range of symptoms

AS=Angelman syndrome; GABA=γ-aminobutyric acid; UBE3A=ubiquitin-protein ligase E3A.

1. Egawa K et al. *Sci Transl Med.* 2012;4:163ra157. doi:10.1126/scitranslmed.3004655. 2. Wu C, Sun D. *Metab Brain Dis.* 2015;30:367-379.
3. Bagni C et al. *J Clin Invest.* 2012;122:4314-4322.

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STARS is the First Industry-Sponsored Clinical Trial in Angelman Syndrome


Screening
Baseline & Randomize (1:1:1)
Placebo (placebo morning, placebo night)
OV101 QD (placebo morning, 15 mg evening)
OV101 BID (10 mg morning, 15 mg evening)
-2
0
6
12
Assessment Points (weeks)

Trial Design and Key Inclusion Criteria:

- 88 adults and adolescents
- 12 sites in US, 1 site in Israel
- Age 13–49 years, inclusive
- Molecular confirmation of Angelman
- Receiving a stable regimen of concomitant medications for at least 4 weeks prior to baseline*

Primary Outcome Measure:

- Safety and tolerability of OV101 vs placebo

Exploratory Outcome Measures:

- Efficacy measures of OV101 vs placebo

Ovid THERAPEUTICS

* Excluding, poorly controlled seizure activity, concomitant use of minocycline, levodopa, zolpidem, zaleplon, eszopiclone, ramelteon, or cannabinoid derivatives or any other investigational agent, device, and/or procedure.
; BID=twice a day; BL=baseline; QD=every day.

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STARS Utilized Currently Available Scales to Assess Multiple, Relevant Domains in Angelman Syndrome Domain Exploratory Endpoint Assessments Overall clinical change Clinical Global Impressions-Improvement (CGI-I): Symptoms Overall Clinical Impression of 9 Domains: Sleep, Gross Motor Ability, Fine Motor Ability, Irritability/Agitation/Crying, Lethargy/Social Withdrawal, Stereotypic Behavior, Hyperactivity, Inappropriate Laughter or Hyperexcitability, and Anxiety Clinical Global Impressions-Severity (CGI-S) Sleep eDiary of Sleep Pattern by Caregiver Actigraphy Motor/Gait Modified Performance-Oriented Mobility Assessment-Gait tool (mPOMA-G) Bayley Scales of Infant and Toddler Development 3rd edition (BSID-III) - Motor Subscale Pediatric Evaluation of Disability Inventory Computer Adaptive Test (PEDI-CAT) Child Health Assessment Questionnaire (CHAQ) Zeno™ Walkway Behavior Aberrant Behavior Checklist (ABC-C) Anxiety, Depression and Mood Scale (ADAMS) Quality of Life EuroQoL 5-Dimension 5-Level (EQ-5D-5L) Short-Form Health Survey 36 (SF-36) Parent Global Impression (PGI)

88 Patients were Randomized Across OV101 and Placebo Arms

OV101 was used as an add-on to stable concomitant medications



Screened (n=98)
Screen failures (n=10)
Randomized (n=88)
Drop-outs (n=10)
Completed (n=78)

Patient Demographics (mITT population)†

Characteristic	Placebo n=29	OV101 QD n=29	OV101 BID* n=29	All subjects n=87
Mean age, years (SD)	22.0 (6.70)	23.1 (7.76)	22.8 (6.51)	22.6 (6.95)
Gender, n (%)				
Male	15 (51.7)	20 (69.0)	18 (62.1)	53 (60.9)
Female	14 (48.3)	9 (31.0)	11 (37.9)	34 (39.1)
Race, n (%)†				
American Indian or Alaska Native	0	1 (3.4)	1 (3.4)	2 (2.3)
Black or African American	0	2 (6.9)	1 (3.4)	3 (3.4)
Native Hawaiian/Other Pacific Islander	1 (3.4)	1 (3.4)	0	2 (2.3)
White	29 (100.0)	28 (96.6)	29 (100.0)	86 (98.9)
Ethnicity, n (%)				
Hispanic	3 (10.3)	6 (20.7)	5 (17.2)	14 (16.1)
Not Hispanic or Latino	26 (89.7)	23 (79.3)	23 (79.3)	72 (82.8)

*Excludes 1 randomized subject who did not receive treatment † In each treatment group, several individuals identified with multiple race groups
mITT=modified to treat; SD=standard deviation

>90% of patients had a prior history of seizures

*All subjects who received at least one dose of study drug. †Full Analysis Set (FAS or mITT: All subjects who were randomized and received at least one dose of study drug and have at least one efficacy evaluation after receiving study drug.
BID=twice a day; ITT=intent to treat; mITT=modified intent to treat; QD=once a day.

Ovid THERAPEUTICS

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Primary Endpoint Results: Safety and Tolerability Alex Kolevzon, MD

Four discontinued due to AEs (placebo, n=1 (irritability), QD, no discontinuations, BID, n=3 (myoclonus, seizure, irritability/anxiety/sleep disorder) At least one treatment-emergent AE: placebo (25/29 – 86.2%), 15 mg QD (27/29 --93.1%) and BID (25/29 – 86.2%) There were no deaths across OV101 and placebo arms OV101 Achieved the Primary Endpoint of Safety and Tolerability as Measured by Incidence of Adverse Events 1Safety set: All subjects who received at least one dose of study drug. *Descriptive data. †Drug-related TEAEs (n=4) AE=adverse event; BID=twice a day; QD=once a day; SAE=serious adverse event; TEAE=treatment-emergent adverse event. Majority of AEs were mild Discontinuations due to AEs were low 2 patients experienced SAEs of worsening seizures 1 in QD – not related 1 in BID - possibly related Incidence n (%)* Placebo (n=29) OV101 QD (n=29) OV101 BID (n=29) Fever 2 (6.9) 7 (24.1) 1 (3.4) Rash 1 (3.4) 3 (10.3) 2 (6.9) Seizure† 0 2 (6.9) 3 (10.3) Enuresis 0 2 (6.9) 1 (3.4) Myoclonic epilepsy† 0 1 (3.4) 2 (6.9) Otitis media 0 2 (6.9) 1 (3.4) Viral infection 0 1 (3.4) 2 (6.9) Overall, OV101 was well tolerated with a favorable risk profile AEs Occurring More Frequently in OV101 Treatment Groups vs. Placebo1

Exploratory Endpoints: Efficacy Results Alex Kolevzon, MD

CGI-I Established, validated, physician-reported measure Used in neurology and psychiatry trials Captures totality of symptoms, including improvement in global neurological deficit Currently, no existing AS-specific scales or assessment instruments CGI-I was chosen as primary prespecified efficacy endpoint in STARS due to heterogeneity in clinical manifestation of AS, and the variable natural history of the condition Clinical Global Impressions – Improvement (CGI-I) is a Common Outcome Measure used to Assess Overall Clinical Symptomatology * Scores are assessed from baseline, defined as initiation of treatment. AS=Angelman syndrome. Patients Rated on a 7-Point Scale* 1 = very much improved 2 = much improved 3 = minimally improved 4 = no change 5 = minimally worse 6 = much worse 7 = very much worse

STARS Data Suggest Changes in Sleep and Motor Contributed to the Statistically Significant Improvement in CGI-I

Exploratory Endpoints: Observed Changes
CGI-I symptoms overall (MMRM[1]) = p=0.0006 (QD); Not significant (BID), p=0.0103 (combined)
Sleep Domain • **Latency to sleep onset** – Diff=-25.7 minutes, P=0.0147 • **Clinical impressions of sleep** – Diff=-0.77, p=0.0141
Motor Domain • **BSID-III** (post-hoc, responder analysis) –Changes in overall motor response (54%, p=0.0889) and gross motor only (36% p=0.0522) • **PEDI-CAT** (post hoc) mobility score (p=0.0935; per protocol p=0.0475), and daily activity score (p=0.1170); per protocol (p=0.0869) • **CHAQ** –(p=0.0704) **Zeno™ Walkway** – reductions in mean cadence (p=0.0340) and stride velocity (p=0.0406)


Sleep
Actigraphy
Clinical Impression - sleep
Global Improvement
CGI-I
Motor
Bayley
PEDI-CAT
CHAQ
Zeno™ Walkway

Ovid THERAPEUTICS

[1]MMRM = Mixed Model Repeated Measure; [2]Bayley Scales of Infant and Toddler Development Third Edition 3rd Edition

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Response Based on CGI-I Symptoms Overall and Clinical Impression of 9 Domains at Week 12* OV101 Reached Statistical Significance in CGI-I at Week 12 27.4% difference p=0.0206 66.7% 39.3% Based on Fisher’s exact test responder analysis. CGI-I=Clinical Global Impressions – Improvement A subject is defined as a responder if any of his/her clinician assessed CGI-I items scores is less than or equal to 3.

OV101 15mg QD Dose Showed Statistical Significance in CGI-I Symptoms Overall Scores Compared with Placebo

STARS

Mean CGI-I Symptoms Overall Score at Week 12 (MMRM)*



Mean CGI-I Symptoms Overall Score
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
p=0.0006
p=0.3446
3.79
3.00
3.58
Placebo (n=27)
OV101 QD (n=27)
OV101 BID (n=28)

*LS mean difference [Drug-Placebo] (95% CI) was -0.78 (-1.22, -0.35) with OV101 QD and -0.21 (-.064, .022) with OV101 BID

These data provide supportive rationale for OV101 15 mg QD as an efficacious dose in AS

- Based on Mixed Model Repeated Measures (MMRM) analysis including fixed effects for visit, treatment, age (adult vs adolescent) and visit by treatment interaction. MMRM is defined as the analysis used for imputing missing data.
- AS=Angelman syndrome; BID=twice a day; CGI-I=Clinical Global Impressions – Improvement; QD=every day; SD=standard deviation.

Ovid THERAPEUTICS

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Patients Receiving OV101 15 mg QD Showed Greater Changes in CGI-I Symptoms Overall at Week 12 Compared with Placebo CGI-I=Clinical Global Impressions – Improvement. CGI-I Symptoms Overall at Week 12 Patients in each CGI-I score category (%)

OV101 BID LS mean difference (SE) OV101 QD (n=27) vs Placebo (n=27) OV101 BID (n=28) vs Placebo (n=27) Sleep -0.77 (0.307) (p=0.0141)* -0.45 (0.305) (p=0.1407) Gross Motor Ability -0.26 (0.180) 0.19 (0.178) Fine Motor Ability -0.07 (0.173) 0.16 (0.172) Irritability, Agitation, and Crying -0.03 (0.198) -0.19 (0.196) Lethargy, Social Withdrawal -0.04 (0.156) -0.02 (0.155) Stereotypic Behavior -0.11 (0.099) -0.03 (0.098) Hyperactivity -0.22 (0.168) -0.10 (0.167) Inappropriate laughter or Hyper-excitability -0.22 (0.142) -0.14 (0.141) Anxiety -0.04 (0.174) -0.10 (0.173) *Statistically significant; SE, standard error **Clinical Global Impression Scale – Improvement (CGI-I): a clinician-rated single-item 7-point scale that measures change in a patient’s condition following start of treatment. 1-3 rating represents improvement, 4 represents no change, 5-7 represents worsening of symptoms. Clinical Impression of Sleep Domain Improved at Week 12 in OV101 QD (p=0.0141) Compared to Placebo Clinical Impressions of 9 Domains at Week 12 Compared to Placebo Group; used CGI 1-7 scale** Data analyzed as a continuous variable (MMRM)

Sleep Domain: Improvements Observed in Several Sleep Parameters at Week 12 as Measured by Actigraphy Watch (MMRM) OV101 15mg QD dose reduced latency to sleep onset compared to placebo (n=11/27, Diff=-25.7 minutes, p=0.0147). OV101 BID compared to placebo did not have an impact on latency to sleep onset Reduction in Sleep Time During Day (~50 mins) and increase in sleep efficiency (3.65%) in OV101 QD group vs placebo OV101 BID LS, least squares; SE, standard error. MMRM mixed model for reported measures Placebo OV101 QD OV101 BID Sleep Onset Latency, min n LS mean (SE) 16 14.68 (6.560) 11 -11.00 (8.494) 12 2.61 (7.238) Total Sleep Time at Night, min n LS mean (SE) 16 -12.77 (22.379) 11 1.35 (30.899) 12 -72.88 (25.150) Total Sleep Time During Day, min n LS mean (SE) 18 17.69 (21.971) 14 -32.44 (25.860) 15 4.21 (23.699) Wake After Sleep Onset, min n LS mean (SE) 16 -8.56 (4.897) 11 -1.77 (6.582) 12 -9.14 (5.483) Nocturnal Awakenings, n n LS mean (SE) 16 -1.96 (3.582) 11 2.52 (4.670) 12 -6.25 (3.854) Sleep Efficiency, % n LS mean (SE) 16 -0.01 (1.782) 11 3.64 (2.447) 12 -2.40 (1.979) Daily Activity Level, min n LS mean (SE) 17 -10.91 (11.898) 13 1.58 (14.300) 12 -11.00 (13.819) Snooze time, min n LS mean (SE) 16 -1.70 (4.843) 11 -9.21 (6.635) 12 5.10 (5.720)

Motor Domain:
Changes Noted in BSID-III, PEDI-CAT, CHAQ, and Zeno™ Walk Way

STARS

		Placebo	OV101 QD	OV101 BID
BSID-III: Post hoc analysis	BSID-III (Overall Motor Response) n Response, n(%)* *p-value vs placebo*	26 7(26.9)	26 14 (53.8) 0.0889	27 14 (51.9) 0.0929
	BSID-III (Gross Motor Response) n Response, n(%)* *p-value vs placebo*	26 3(11.5)	25 9(36.0) **0.0522**	26 8(30.8) 0.1729
PEDI-CAT: Post hoc analysis*	PEDI-CAT (Mobility Summary Score) n Least squares mean (SE)† *p-value vs placebo*	25 0.16 (0.293)	25 0.84 (0.269) 0.0935	-
	PEDI-CAT (Daily Activity Summary Score) n Least squares mean (SE)‡ *p-value vs placebo*	26 0.08 (0.298)	26 0.77 (0.315) 0.1170	-
CHAQ	Change from Baseline in Disability Index from CHAQ n LS mean (SE) *p-value vs placebo*	24 0.11 (0.064)	24 -0.05 (0.65) 0.0704	26 0.06 (0.062) 0.5663
Zeno™ Walkway	Zeno™ Walkway (Mean Stride Velocity; cm/sec) n LS mean (SE) *p-value vs placebo*	24 9.68 (3.271)	24 0.56 (3.273) **0.0406**	24 2.80 (3.271) 0.1239
	Zeno™ Walkway (Mean Cadence; steps/min) n LS mean (SE) *p-value vs placebo*	24 5.79 (2.162)	24 -0.47 (2.149) **0.0340**	25 -0.79 (2.120) 0.0250

BSID: changes in overall motor response (54%, p=0.0889) and gross motor (36% p=0.0522) in QD dose compared to placebo

PEDI-CAT: mobility score (p=0.0935), daily activity score (p=0.1170)

CHAQ: (p=0.0704) in the Disability Index of CHAQ in the QD dose compared to placebo

Zeno Walkway: Reductions in mean cadence (p=0.0340) and stride velocity (p=0.0406) compared to placebo in the QD dose compared to placebo

Ovid THERAPEUTICS

* Response defined as improvement of ≥3 points in motor skills. †T-test, excluding outliers, defined as subjects whose mobility score changed from screening to baseline by ≥3 points ‡T-test

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STARS Phase 2 Trial : Summary and Conclusions STARS achieved primary endpoint of safety and tolerability OV101 was well-tolerated with an overall favorable safety profile Global function Statistically Significant improvement in CGI-I in the OV101 QD treatment group Sleep Reduction in sleep onset latency (as measured by actigraphy) and improvement in overall sleep (as measured by clinical impression of sleep domain) in the OV101 15 mg QD treatment group vs. placebo Sleep dysfunction is clinically relevant reduction in Angelman syndrome, and the observed reduction in LSO may be indicative of target engagement Motor Motor domain changes noted in the BSID-III, PEDI-CAT, CHAQ Disability Index, and Zeno™ Walkway Behavior The PGI reported improvements in communication, challenging behavior, and anxiety among patients who showed clinically meaningful improvement in CGI-I. However, no significant differences were found on the ABC-C and ADAMS STARS Implemented Multiple Tools to Assess Relevant Domains in AS

Next Steps and Closing Remarks Jeremy Levin, DPhil, MB BChir Chairman & CEO

OV101’s Development in Angelman Syndrome Additional Trials Expect to initiate Angelman syndrome open-label extension study (ELARA) in Q4 2018 Regulatory Dialogue Expect to meet with the FDA by the end of the year; will provide update on next steps for OV101’s development after the Agency’s official feedback Next steps

2018 Key Pipeline Milestones:
A Year of Execution and Data Readouts

Program	First Half	Second Half
Angelman Syndrome OV101	✓ Completed enrollment in Phase 2 STARS trial ✓ Five poster presentations at AAN, including patient baseline demographics for STARS	✓ Phase 2 **STARS top-line data** ✓ **Presented STARS results at AACAP** ❑ **Initiate ELARA** open-label extension study in Q4:18
Fragile X Syndrome OV101	✓ FDA Fast Track Designation ✓ Economic and clinical burden of Fragile X syndrome presentation at AAN	✓ Initiated **Phase 2 ROCKET** trial in adolescents and young adults ✓ Initiated accompanying **SKY ROCKET** non-drug study in Q3:18
DEE & Rare Epilepsies OV935*	✓ Six posters at AAN, including patient baseline demographics of Phase 1b/2a trial ✓ New preclinical data - oral presentation at EILAT	✓ **Initiated ENDYMION** open-label extension ✓ Initiated studies in **younger patients** with DEE (ELEKTRA) and CDD and Dup15 syndromes (ARCADE) (Q3:18) ✓ **Completed enrollment** in Phase 1b/2a adult trial ❑ Top-line **Phase 1b/2a data** (Q4:18)
Treatment-resistant Epilepsies OV329	✓ First presentation of data at EILAT XIV**	✓ Presentation at additional medical conference

*Also known as TAK-935. Co-development program with Takeda Pharmaceutical Company Limited pursuant to a license and collaboration agreement
** Preclinical data suggest potential for use of OV329 in a variety of treatment-resistant epilepsies

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Ovid Therapeutics would like to thank the patients, families, caregivers, and clinicians for their support and active involvement in the STARS clinical trial program

Question & Answer Session Jeremy Levin, DPhil, MB BChir Chairman & CEO Alex Kolevzon, MD Professor of Psychiatry and Pediatrics, Icahn School of Medicine at Mount Sinai Amit Rakhit, MD, MBA Chief Medical & Portfolio Management Officer